UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):      June 16, 2003

HICKORY TECH CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code      (800) 326-5789

ITEM 5.  Other Events

HickoryTech Corporation (Nasdaq:HTCO) announced today that it has effectively locked in on fixed interest rates on $100 million of the company’s long-term debt. HickoryTech had already reduced outstanding debt levels from $171 million at the end of 2001 to $149 million at the end of the first quarter of 2003.  Interest expense in 2003 will be 40 percent less than the $10.9 million expended in 2001. This is due to lower debt, lower interest rates, and the rate protection assured by the new locked-in interest rates. HickoryTech executed various after-market agreements with its commercial lenders and took advantage of current fixed interest rate options within its existing credit facility agreement.

“We already benefited from some of the lowest lending rates of any of our peers, with an average interest rate of less than 4.3 percent at year end 2002, and it was advantageous to lock in a significant part of that benefit for long term,” said David Christensen, vice president and chief financial officer. “This new low fixed interest rate fits with our long-tem strategic plan to use low-cost debt as a vital component of the Company’s capital.”

“We have a strong balance sheet, and now we have added some meaningful interest rate protection for the shareholders as well,” Christensen said.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Date:  June 16, 2003

HICKORY TECH CORPORATION

By	/s/ John E. Duffy
John E. Duffy
Chief Executive Officer

By	/s/ David A. Christensen
David A. Christensen
Chief Financial Officer